May 2020 First Quarter 2020 Earnings Call Exhibit 99.2

Forward Looking Statements Statements contained in this presentation that state the Partnership’s or management’s expectations or predictions of the future are forward-looking statements. The words “believe,” “expect,” “should,” “intends,” “anticipates,” “estimates,” “target” and other similar expressions identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see CrossAmerica’s annual reports on Form 10-K, quarterly reports on Form 10-Q and other reports filed with the Securities and Exchange Commission and available on the Partnership’s website at www.crossamericapartners.com. If any of these factors materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement you see or hear during this presentation reflects our current views as of the date of this presentation with respect to future events. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

CrossAmerica Business Overview Charles Nifong, CEO & President

First Quarter Operating Results OPERATING RESULTS (in thousands, except for per gallon amounts) Three Months ended March 31, 2020 2019 % Change Total Volume of Gallons Distributed 220,645 231,233 (5%) Wholesale Fuel Margin per Gallon $0.090 $0.064 41% Wholesale Fuel Gross Profit $19,893 $14,770 35% Rental Gross Profit (Net) (Wholesale & Retail) $15,768 $14,979 5% Operating Expenses $10,723 $15,353 (30%) General & Administrative Expenses $4,480 $4,418 1% Adjusted EBITDA $25,284 $21,445 18% Distributable Cash Flow $20,439 $13,257 54% Volumes impacted by COVID-19 in late March Wholesale fuel gross profit driven by strong fuel margin per gallon Rental gross profit benefitting from closed exchange transactions Cost discipline and efficiencies to improve base Note: See the reconciliation of EBITDA, Adjusted EBITDA and Distributable Cash Flow (or “DCF”) to net income and the definitions of EBITDA, Adjusted EBITDA and DCF in the appendix of this presentation.

CROSSAMERICA PARTNERS LP

First Quarter 2020 Earnings Call May 2020

Strategic Initiatives

- **Continue to work through the remaining asset exchanges with Couche-Tard/Circle K**
  - Entered into an asset exchange agreement as of 12/17/18#:
    - Two tranches of the asset exchange were completed in 2019 and three have now been completed in 2020
    - Third Tranche – February 25, 2020
    - Fourth Tranche – April 7, 2020
    - Fifth Tranche – May 5, 2020
    - Expect to complete the final exchange of assets in the calendar second half of 2020
- **Completed the NWF/17.5% CST Fuel Supply Exchange with Couche-Tard/Circle K**
  - Entered into an asset exchange agreement as of 11/19/19*:
    - The asset exchange transaction was completed on March 25, 2020
    - Couche-Tard/Circle K transferred U.S. wholesale fuel supply contracts covering 333 sites and 33 fee and leasehold properties to CrossAmerica
    - CrossAmerica transferred its entire 17.5% limited partner interest in CST Fuel Supply LP to Couche-Tard/Circle K
- **Completed the acquisition of retail/wholesale assets that was announced on January 15, 2020****
  - Includes retail operations at 169 sites (154 company operated sites and 15 commission sites)
    - Transaction closed on April 14, 2020
    - Wholesale fuel supply to 110 sites, including 53 third-party wholesale dealer contracts
    - Leasehold interest at 62 sites

#Additional details regarding the asset exchange agreement are included in a joint (Couche-Tard and CrossAmerica) press release and Form 8-K filing, both issued on December 17, 2018, and available on the CrossAmerica website at www.crossamericapartners.com.

*Additional details regarding the agreements between Couche-Tard and CrossAmerica are included in a joint (Couche-Tard and CrossAmerica) press release and Form 8-K filing, issued on November 19 and 21, 2019 and March 26 and 27, 2020, respectively, and available on the CrossAmerica website at www.crossamericapartners.com.

**Additional details regarding the definitive agreement to acquire retail/wholesale assets from entities affiliated with Joe Topper, Chairman of CrossAmerica, are included in a press release and Form 8-K filing, issued on January 15 and 16 and April 17, 2020, respectively, and available on the CrossAmerica website at www.crossamericapartners.com.

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CrossAmerica Financial Overview Jon Benfield, Interim Chief Financial Officer

First Quarter Results Summary OPERATING RESULTS (in millions, except for distributions per unit and coverage) Three Months ended March 31, 2020 2019 % Change Gross Profit $35.7 $37.1 (4%) Adjusted EBITDA $25.3 $21.4 18% Distributable Cash Flow $20.4 $13.3 54% Weighted Avg. Diluted Units 36.0 34.5 4% Distribution Paid per LP Unit $0.5250 $0.5250 0% Distribution Attributable to Each Respective Period per LP Unit $0.5250 $0.5250 0% Distribution Coverage (Paid Basis – current quarter) 1.08x 0.73x 48% Distribution Coverage (Paid Basis – trailing twelve months) 1.19x 1.03x 16% Note: See the reconciliation of EBITDA, Adjusted EBITDA and Distributable Cash Flow (or “DCF”) to net income and the definitions of EBITDA, Adjusted EBITDA and DCF in the appendix of this presentation.

Capital Strength Leverage, as defined under our credit facility, was 4.19X as of March 31, 2020 Swap Agreements On March 26th, we entered into an interest rate swap contract to hedge against interest rate volatility on our variable rate borrowings under our credit facility Interest rate swap contract that has a notional amount of $150 million at a fixed rate of 0.495% and matures on April 1, 2024 On April 15th, we entered into two additional interest rate swap contracts Each interest rate swap contract has a notional amount of $75 million at a fixed rate of 0.380% and matures on April 1, 2024 Maintain Distribution Rate Distributable Cash Flow of $20.4 million for the three-month period ended March 31, 2020 Distribution rate of $0.5250 per unit ($2.10 per unit annualized) attributable to the first quarter of 2020 TTM coverage ratio to 1.19 times for period ending 03/31/20 from 1.03 times in for the TTM ending 03/31/19 Note: See the reconciliation of EBITDA, Adjusted EBITDA and Distributable Cash Flow (or “DCF”) to net income and the definitions of EBITDA, Adjusted EBITDA and DCF in the appendix of this presentation.

Appendix First Quarter 2020 Earnings Call

Non-GAAP Financial Measures We use the non-GAAP financial measures EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio. EBITDA represents net income available to us before deducting interest expense, income taxes and depreciation, amortization and accretion, which includes certain impairment charges. Adjusted EBITDA represents EBITDA as further adjusted to exclude equity-based employee and director compensation expense, gains or losses on dispositions and lease terminations, certain acquisition related costs, such as legal and other professional fees and separation benefit costs, and certain other non-cash items arising from purchase accounting. Distributable Cash Flow represents Adjusted EBITDA less cash interest expense, sustaining capital expenditures and current income tax expense. The Distribution Coverage Ratio is computed by dividing Distributable Cash Flow by the weighted average diluted common units and then dividing that result by the distributions paid per limited partner unit. EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio are used as supplemental financial measures by management and by external users of our financial statements, such as investors and lenders. EBITDA and Adjusted EBITDA are used to assess our financial performance without regard to financing methods, capital structure or income taxes and the ability to incur and service debt and to fund capital expenditures. In addition, Adjusted EBITDA is used to assess our operating performance of our business on a consistent basis by excluding the impact of items which do not result directly from the wholesale distribution of motor fuel, the leasing of real property, or the day to day operations of our retail site activities. EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio are also used to assess our ability to generate cash sufficient to make distributions to our unit-holders. We believe the presentation of EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio provides useful information to investors in assessing our financial condition and results of operations. EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio should not be considered alternatives to net income or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP. EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio have important limitations as analytical tools because they exclude some but not all items that affect net income. Additionally, because EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio may be defined differently by other companies in our industry, our definitions may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

CROSSAMERICA PARTNERS LP

First Quarter 2020 Earnings Call May 2020

Non-GAAP Reconciliation

The following table presents reconciliations of EBITDA, Adjusted EBITDA, and Distributable Cash Flow to net income, the most directly comparable U.S. GAAP financial measure, for each of the periods indicated (in thousands, except for per unit amounts):

	Three Months Ended March 31, 2020	Three Months Ended March 31, 2019
Net income available to limited partners	$ 71,928	$ 79
Interest expense	5,540	7,337
Income tax (benefit) expense	(32)	149
Depreciation, amortization and accretion expense	17,227	13,061
EBITDA	94,663	20,626
Equity-based employee and director compensation expense	31	202
(Gain) loss on dispositions and lease terminations, net(a)	(70,931)	59
Acquisition-related costs(b)	1,521	558
Adjusted EBITDA	25,284	21,445
Cash interest expense	(5,279)	(7,047)
Sustaining capital expenditures(c)	(640)	(326)
Current income tax benefit (expense)(d)	1,074	(815)
Distributable Cash Flow	$ 20,439	$ 13,257
Weighted-average diluted common units	35,996	34,456
Distributions paid per limited partner unit(e)	$ 0.5250	$ 0.5250
Distribution Coverage Ratio(f)	**1.08x**	**0.73x**

(a) During the three months ended March 31, 2020, CrossAmerica recorded a $67.6 million gain on the sale of its 17.5% investment in CST Fuel Supply. In addition, the Partnership also recorded a gain of $1.8 million related to the sale of five CAPL properties as part of the Third Asset Exchange.

(b) Relates to certain discrete acquisition related costs, such as legal and other professional fees, separation benefit costs and certain purchase accounting adjustments associated with recently acquired businesses.

(c) Under the Partnership Agreement, sustaining capital expenditures are capital expenditures made to maintain CrossAmerica's long-term operating income or operating capacity. Examples of sustaining capital expenditures are those made to maintain existing contract volumes, including payments to renew existing distribution contracts, or to maintain CrossAmerica's sites in conditions suitable to lease, such as parking lot or roof replacement/renovation, or to replace equipment required to operate the existing business.

(d) Excludes current income tax incurred on the sale of sites.

(e) On April 23, 2020, the Board approved a quarterly distribution of $0.5250 per unit attributable to the first quarter of 2020. The distribution is payable on May 12, 2020 to all unitholders of record on May 5, 2020.

(f) The distribution coverage ratio is computed by dividing Distributable Cash Flow by the weighted-average diluted common units and then dividing that result by the distributions paid per limited partner unit.

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